Exhibit 21.1

Subsidiaries of Yahoo! Inc.

Name of Entity	Jurisdiction	Percent Owned (if not 100%)
Yahoo! UK Limited	UK
Yahoo! Holdings Limited	UK
Yahoo! Europe Limited	UK
Yahoo! France SAS	France
Yahoo! Italia SRL	Italy
Yahoo! Deutschland GmbH	Germany
E-com Management NV	Netherland Antilles
Kenet Works AB	Sweden
Yahoo! Switzerland Server Services Sàrl	Switzerland
Yahoo! Iberia SL	Spain
Yahoo! Netherlands BV	Netherlands
Yahoo! Netherlands Holdings C. V.	Netherlands
Yahoo! Southeast Asia PTE Ltd.	Singapore
Yahoo! Emerging Markets (Singapore) Pty. Ltd.	Singapore
Yahoo! Korea Yuhan Hoesa	Korea
Yahoo! Hong Kong Limited	Hong Kong
Yahoo! Asia Holdings Limited	Hong Kong
Yahoo India Private Limited	India
Yahoo! Software Development India Private Limited	India
Yahoo! Internet Communications India Private Limited	India
Yahoo! Taiwan Inc.	Taiwan
Yahoo! Australia & NZ (Holdings) Pty Limited	Australia	50%
Yahoo de Mexico, SA de CV	Mexico
Yahoo! do Brasil Internet Ltda	Brazil
Yahoo! de Argentina SRL	Argentina
Yahoo! Canada Co.	Canada
LudiCorp Research and Development Ltd.	Canada
Yahoo! Europe International LLC	Cayman Islands
Yahoo! International Holdings LLC	Cayman Islands
Kimo.com (Cayman) Corporation	Cayman Islands
Yahoo! Cayman Asia Holdings Limited	Cayman Islands
Actionality Deutschland GmbH	Germany
Actionality Hong Kong Limited	Hong Kong
Inktomi Japan KK	Japan
Overture Services Limited	UK
Overture Services Europe, Ltd.	Cayman Islands
Overture Services IP (Cayman) Ltd.	Cayman Islands
Overture Search Services (Ireland) Limited	Ireland
Overture Search Services Holdco (Ireland) Limited	Cayman Islands
Overture Search Services Asia, Limited	Ireland
Overture Spain S.L.	Spain
Overture Korea Yuhan Hoesa	Korea
Overture Asia-Pac Services K.K.	Japan
Yahoo! Communications Europe, Ltd.	Ireland
Overture Marketing Services Limited	Ireland
Overture Services Australia Pty, Ltd.	Australia
Alta Vista Internet Solutions Limited	Ireland

Name of Entity	Jurisdiction	Percent Owned (if not 100%)
Alta Vista Internet Holdings Limited	Ireland
Alta Vista Internet Operations Limited	Ireland
Yahoo! Technologies Norway AS	Norway
Yahoo! Taiwan Holdings Limited	Hong Kong
Yahoo! Ireland Services Limited	Ireland
Yahoo! France Holdings SAS	France
Farechase Israel Ltd.	Israel
FoxyTunes Ltd.	Israel
Whereonearth Limited	UK
Where@Risk Limited	UK
Whereonearth.com Limited	UK
WOE Old GDC Limited	UK
Yahoo! UK Services Limited	UK
Right Media UK Limited	UK
Blue Lithium UK Limited	UK
BlueLithium France	France
Zimbra Europe Limited	UK
Zimbra Software Asia Pacific Private Limited	India
Yahoo! 350 SAS	France
Yahoo! 390 GmbH	Germany
Yahoo! Deutschland Services GmbH	Germany
Tensa R&D Kereskedelmi es Szolgaltato Kft	Hungary
Yahoo! Philippines Services Inc.	Philippines
Yahoo! Sàrl	Switzerland
Monday Technology Co., Ltd.	Taiwan
Elite Taiwan Co., Ltd.	Taiwan
Yahoo! Vietnam Company Limited	Vietnam
Yahoo! Software Research and Development (Beijing) Co., Ltd.	China
Actionality, Inc.	Delaware
BlueLithium, Inc.	Delaware
FareChase, Inc.	Delaware
HotJobs.com, Ltd.	Delaware
Inktomi Corporation	Delaware
JBS Sports, Inc. (dba Rivals.com)	Delaware
Launch Media Inc.	Delaware
Right Media LLC	Delaware
Yahoo! Communications, Inc.	Delaware
Yahoo! Communications USA, Inc.	Delaware
Yahoo! CV, LLC	Delaware
Yahoo! Hispanic Americas, LLC	Delaware
Yahoo! Realty Inc.	Delaware
Yahoo! SEA Holdings, LLC	Delaware
Zimbra, Inc.	Delaware